                                                                    EXHIBIT 10.5

                          FIRST AMENDMENT TO SUBLEASE

     THIS FIRST AMENDMENT (this "Amendment"), is entered into this __ day of October, 1999, by and between Netscape Communications, Inc. ("Netscape") and Marvell Semiconductor, Inc. ("Subtenant").

                                    Recitals

     WHEREAS, Netscape currently leases certain premises consisting of approximately 132,000 square feet of space located at 645 Almanor, Sunnyvale, California (the "Premises"), pursuant to that certain Lease dated November 1, 1996, between Netscape and The Prudential Insurance Company of America ("Landlord");

     WHEREAS, Netscape and Subtenant entered into that certain Sublease dated as of October 1998 (the "Sublease"), which provided for Netscape leasing approximately 35,842 rentable square feet of the Premises to Subtenant; and

     WHEREAS, Subtenant desires to lease additional space of the Premises from Netscape and Netscape has agreed to lease such space to Subtenant; pursuant to the terms and conditions hereof, as well as to correct the legal name of Netscape.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Netscape and Subtenant covenant and agree as follows:

     1. In the introduction paragraph of the Sublease, delete "Netscape Communications, Inc.," and replace it with "Netscape Communications Corporation," the correct legal name of Netscape.

     2. Additional Subleased Premises. Section 1 of the Sublease is hereby amended by adding the following language to the end of the Section:

     On and subject to the terms and conditions contained herein, as amended, Netscape hereby agrees to lease to Subtenant, and Subtenant hereby agrees to lease from Netscape, an additional 30,607 rentable square feet of space in the Premises, as indicated on Exhibit C attached hereto and incorporated herein by this reference (the "Additional Subleased Premises").

     3. Additional Rent. As of the date hereof, Subtenant's pro rata share of Building Operating Expenses (as defined in the Sublease) shall be 50.3%. Additional Rent shall be paid by Subtenant in accordance with the terms and provisions of Section 4(ii) of the Sublease, as amended.

     4. Term. Section 2 of the Sublease is hereby amended by adding the following language to the end of the Section:

     The term for the Additional Subleased Premises shall commence on November 1, 1999 (the "Additional Subleased Premises Commencement Date"), provided Netscape has obtained the consent of the Landlord, and shall expire on February 15, 2002, unless sooner terminated pursuant to any provisions hereof.

     5.   Rent.

     (a) The first sentence of Section 4(a)(i) of the Sublease is hereby amended by adding "for the Subleased Premises" after "Monthly base rent," and changing ("Base Rent") to ("Subleased Premises Base Rent").

     (b)  Section 4(a) is hereby amended by adding the following subsection
(iii):

     (iii) Base Rent for Additional Subleased Premises: Subtenant shall pay Netscape monthly base rent for the Additional Subleased Premises (the "Additional Subleased Premises Base Rent") in the following amounts:

          Month                    Monthly Base Rent

          01-12                    $1.45/rentable square foot
          13-24                    $1.50/rentable square foot
          25-end                   $1.55/rentable square foot

     6. Condition of Additional Subleased Premises. Section 6 of the Sublease is hereby amended by adding the following language to the end of the Section:

          Subtenant has used due diligence in inspecting the Additional Subleased Premises and agrees to accept the Additional Subleased Premises in "as-is" condition and with all faults as of the Additional Subleased Premises Commencement Date, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Netscape to modify, improve or otherwise prepare the Additional Subleased Premises for Subtenant's occupancy, and by entry hereunder, Subtenant accepts the Additional Subleased premises in their present condition and without representation or warranty of any kind by Netscape. Subtenant hereby expressly waives the provisions of Section 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Netscape as provided in Section 1942 of said civil code.

     7. First Right to Negotiate. In the event that any space on the first floor of the Premises becomes or is reasonably anticipated to become vacant during the Term of this Sublease, Netscape shall notify Subtenant of the availability of such space. Provided that (i) a default does not exist under this Sublease, (ii) no event has occurred which with the passage of time or the giving of notice (or both) would be deemed a default if not cured in the applicable cure period, and (iii) Subtenant provides written notice to Netscape, within ten (10) days after receipt of Netscape's notice, of Subtenant's election to expand the Subleased Premises in the available space, Subtenant shall have the first right to negotiate for such space for a period of twenty (20) days after Netscape's notice. If Netscape and Subtenant do not agree on the terms for the sublease of such space within such twenty (20) day period, Subtenants's right to first negotiate with respect to such space shall terminate and Netscape shall have the right to sublease such space to any other person or entity upon any terms and conditions which Netscape desires, in its sole discretion. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have any such first right to negotiate a lease of any space that is currently vacant ("Initial Space") until after such Initial Space becomes available for lease following the expiration or earlier termination of an initial lease of such Initial Space.

     8. Demising Wall. Subject to Landlord's consent to the removal of such demising wall, Netscape hereby agrees to pay one-half of the cost of removing the demising wall in the Additional Subleased Premises, as shown on Exhibit D attached hereto and incorporated herein by this reference, with Subtenant. Notwithstanding the foregoing, in no event shall Netscape's share of such costs exceed $6,425.00. Upon completion of such work, Subtenant shall submit a proper invoice to Netscape for payment of Netscape's share of such work, which invoice shall include documentation providing Netscape with the names and addresses of all contractors, subcontractors and materialmen who provided labor and materials in connection with this work, final lien waivers from all such contractors, subcontractors and materialmen covering all work and materials in connection with this work, and proof of all required inspections and issuance of any required approvals and sign-offs by public authorities, if necessary.

     9. During the term hereof, Subtenant shall have the right to use the elevator located in the Subleased Premises. Netscape shall be responsible for the repair and maintenance of the elevator. Subtenant shall be responsible for all costs and expenses incurred by Netscape in connection with the repair and maintenance of the elevator. Such expenses shall be billed by Netscape to Subtenant and paid by Subtenant as Additional Rent, in accordance with Section 4(a)(ii) of the Sublease.

     10. Netscape shall have the right to enter into the Subleased Premises for any reason whatsoever, upon reasonable notice to Subtenant. In the event of an emergency, Netscape shall immediately be permitted to enter into the Subleased Premises.

     11. Except as provided for in this Amendment, all references in the Sublease to Subleased Premises, shall include both the Subleased Premises and the Additional Subleased Premises.

     12. Except as modified hereby, all terms and conditions of the Sublease remain in full force and effect.

     13. No Broker. Netscape and Subtenant each represent and warrant that they have dealt with no broker in connection with this Amendment and the transactions contemplated hereby, except Cornish & Carney Commercial. Each party shall indemnify, protect and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     IN WITNESS WHEREOF, the parties have executed this Amendment as the date first written above.

NETSCAPE:                                 SUBTENANT:

NETSCAPE COMMUNICATIONS                   MARVELL SEMICONDUCTOR,
CORPORATION                               INC.



By:                                       By: /s/ GORDON M. STEEL
   ---------------------------               ---------------------------
   Name:                                     Name:  Gordon M. Steel
   Title:                                    Title: Vice President